                                                                   EXHIBIT 99(C)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

                   HUBBARD FARMS, INC. EMPLOYEE SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying Statements of Net Assets Available for Benefits of the Hubbard Farms, Inc. Employee Savings Plan as of December 31, 1995 and 1994, and the related Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
May 22, 1996

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                  (SEE NOTE 1)

                                                   MERCK      FIDELITY   FIDELITY     FIDELITY                      PARTICIPANTS'
                                                   COMMON     MAGELLAN   BALANCED   INTERMEDIATE   FIDELITY DAILY       LOAN
                                      TOTAL        STOCK        FUND       FUND      BOND FUND      INCOME TRUST      ACCOUNT
                                    ----------   ----------   --------   --------   ------------   --------------   ------------
DECEMBER 31, 1995
Assets:
  Investments at market value.....  $2,553,713   $1,351,070   $592,921   $220,473     $160,011        $190,826        $ 38,412
                                    ----------   ----------   --------   --------     --------        --------        --------
  Receivables
    Participants' contributions...       3,495        1,318        981        449          199             548              --
    Dividends receivable..........       6,937        6,937         --         --           --              --              --
                                    ----------   ----------   --------   --------     --------        --------        --------
        Total receivables.........      10,432        8,255        981        449          199             548              --
                                    ----------   ----------   --------   --------     --------        --------        --------
Net assets available for
  benefits........................  $2,564,145   $1,359,325   $593,902   $220,922     $160,210        $191,374        $ 38,412
                                    ==========   ==========   ========   ========     ========        ========        ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                  (SEE NOTE 1)

                                                  MERCK     FIDELITY   FIDELITY     FIDELITY                      PARTICIPANTS'
                                                  COMMON    MAGELLAN   BALANCED   INTERMEDIATE   FIDELITY DAILY       LOAN
                                       TOTAL      STOCK       FUND       FUND      BOND FUND      INCOME TRUST      ACCOUNT
                                     ---------   --------   --------   --------   ------------   --------------   ------------
DECEMBER 31, 1994
Assets:
  Investments at market value......  $1,548,095  $687,504   $383,324   $170,914     $132,943        $147,068        $ 26,342
                                     ----------  --------   --------   --------     --------        --------        --------
  Receivables
    Participants' contributions....       3,563     1,209      1,135        383          284             552              --
    Dividends receivable...........       5,431     5,431         --         --           --              --              --
                                     ----------  --------   --------   --------     --------        --------        --------
        Total receivables..........       8,994     6,640      1,135        383          284             552              --
                                     ----------  --------   --------   --------     --------        --------        --------
Net assets available for
  benefits.........................  $1,557,089  $694,144   $384,459   $171,297     $133,227        $147,620        $ 26,342
                                     ==========  ========   ========   ========     ========        ========        ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                  (SEE NOTE 1)

                                                         MERCK     FIDELITY   FIDELITY     FIDELITY                    PARTICIPANTS'
                                                        COMMON     MAGELLAN   BALANCED   INTERMEDIATE  FIDELITY DAILY      LOAN
                                             TOTAL       STOCK       FUND       FUND      BOND FUND      INCOME TRUST     ACCOUNT
                                           ---------   ---------   --------   --------   ------------  --------------  ------------
YEAR ENDED DECEMBER 31, 1995
Additions to net assets attributed
  to:
  Investment income
    Net appreciation in market value
      of investments.................      $  697,921  $  549,771  $120,699   $ 18,998     $  8,453       $     --       $     --
    Interest.........................           2,249         895       708        227           84            335             --
    Dividends........................          87,205      25,568    33,869      9,050        9,480          9,238             --
                                           ----------  ----------  --------   --------     --------       --------       --------
      Total income on investments....         787,375     576,234   155,276     28,275       18,017          9,573             --
                                           ----------  ----------  --------   --------     --------       --------       --------
Contributions to the Plan by
    participants.....................         402,177     156,152   116,059     55,506       29,593         44,867             --
                                           ----------  ----------  --------   --------     --------       --------       --------
      Total additions................       1,189,552     732,386   271,335     83,781       47,610         54,440             --
                                           ----------  ----------  --------   --------     --------       --------       --------
Deductions from net assets attributed
  to:
  Benefits paid to participants......        (182,496)    (73,061)  (48,908 )  (30,840)     (15,681)       (10,150)        (3,856)
                                           ----------  ----------  --------   --------     --------       --------       --------
Transfers among funds:
    Net reallocations................              --       7,946    (1,431)      (486)      (3,860)        (2,169)            --
    Loans to participants............              --      (9,219)  (18,425)    (4,139)      (2,617)            --         34,400
    Loan repayments by
      participants...................              --       7,129     6,872      1,309        1,531          1,633        (18,474)
                                           ----------  ----------  --------   --------     --------       --------       --------
      Net transfers among funds......              --       5,856   (12,984)    (3,316)      (4,946)          (536)        15,926
                                           ----------  ----------  --------   --------     --------       --------       --------
      Total deductions and net
        transfers among funds........        (182,496)    (67,205)  (61,892)   (34,156)     (20,627)       (10,686)        12,070
                                           ----------  ----------  --------   --------     --------       --------       --------
        Net increase.................       1,007,056     665,181   209,443     49,625       26,983         43,754         12,070
Net assets available for benefits
        Beginning of year............       1,557,089     694,144   384,459    171,297      133,227        147,620         26,342
                                           ----------  ----------  --------   --------     --------       --------       --------
        End of year..................      $2,564,145  $1,359,325  $593,902   $220,922     $160,210       $191,374       $ 38,412
                                           ==========  ==========  ========   ========     ========       ========       ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Hubbard Farms, Inc. (the "Company") Employee Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc., the parent of the Company, as well as a systematic means of saving and investing for the future. Regular full-time and part-time employees of the Company and its domestic wholly-owned subsidiaries as defined by the Plan are eligible to participate in the Plan the 1st of January or the 1st of July following their date of hire.

     The Plan is administered by a management committee appointed by the Board of Directors of the Company. All costs of administering the Plan are borne by the Company.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. Effective January 1, 1996, a Company matching provision was added to the Plan which matches 50% of employee contributions up to 5% of base pay per pay period.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions in 10 percent increments into any investment option, including Merck Common Stock (Participant directed). The following is a brief description of the options available in 1995.

     Merck Common Stock

          This portfolio consists of shares of Merck Common Stock.

     Fidelity Magellan Fund

          Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     Fidelity Balanced Fund

          Funds are invested in broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     Fidelity Intermediate Bond Fund

          This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Daily Income Trust

          Funds are invested in a broad range of both government and private issuer short-term U.S. dollar-denominated money market instruments maturing in one year or less. This investment option was eliminated from the Plan effective January 1, 1996.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Effective January 1, 1996, Fidelity Retirement Government Money Market, Fidelity Growth & Income Portfolio, Fidelity Growth Company Fund, Fidelity OTC Portfolio, and Fidelity Overseas Fund were added to the Plan's investment options. These new Plan offerings are described below:

     Fidelity Retirement Government Money Market

          Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     Fidelity Growth & Income Portfolio

          Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     Fidelity Growth Company Fund

          Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     Fidelity OTC Portfolio

          Funds are invested primarily in securities traded on the over-the-counter (OTC) securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     Fidelity Overseas Fund

          Funds are invested primarily in foreign securities.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their account balances.

     BENEFITS PAID TO PARTICIPANTS

     In-service and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1995, net assets available for benefits included distributions in process of payment of $27,437.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow against their account balances. The minimum loan is $1,000 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the Statement of Changes in Net Assets Available for Benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments.

 3. INCOME TAXES:

     Prior to December 31, 1995, the Plan was amended to meet certain requirements of the Tax Reform Act of 1986. The Plan obtained a favorable tax determination letter from the Internal Revenue Service on January 31, 1996. Therefore, the Plan is considered qualified and tax-exempt as of the financial statement date.

                                                           SCHEDULE I
                                                           EIN:  02-0314630
                                                           PLAN NO.:  008

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1995

                                                                       NUMBER OF
                           NAME OF ISSUER                              SHARES AT
                         AND TITLE OF ISSUE                         CLOSE OF PERIOD          COST          CURRENT VALUE
                         ------------------                         ---------------       ----------       -------------
Merck Common Stock..................................................      20,588          $  788,552        $ 1,351,070
Fidelity Magellan Fund..............................................       6,896             485,220            592,921
Fidelity Balanced Fund..............................................      16,307             205,872            220,473
Fidelity Intermediate Bond Fund.....................................      15,371             158,116            160,011
Fidelity Daily Income Trust.........................................     190,699             190,699            190,826
Participants' Loan Account (with interest rates ranging from 6.5% to
  10.0%)............................................................          --              38,412             38,412
                                                                                          ----------        -----------
        Total Investments...........................................                      $1,866,871        $ 2,553,713
                                                                                          ==========        ===========

                                                           SCHEDULE II
                                                           EIN:  02-0314630
                                                           PLAN NO.:  008

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                 CURRENT
                                                                                                  VALUE
              IDENTITY OF PARTY INVOLVED                  PURCHASE    SELLING    COST OF       OF ASSETS ON
               AND DESCRIPTION OF ASSET                    PRICE       PRICE      ASSET      TRANSACTION DATE    NET GAIN
- -------------------------------------------------------   --------    -------    --------    ----------------    --------
Merck Common Stock
    72 purchase transactions...........................   $196,292    $    --    $196,292        $196,292        $     --
    17 sales transactions..............................        --      82,360      52,153          82,360          30,207
Fidelity Magellan Fund
    74 purchase transactions...........................   161,886          --     161,886         161,886              --
    22 sales transactions..............................        --      72,988      55,769          72,988          17,219
Fidelity Balanced Fund
    62 purchase transactions...........................    66,100          --      66,100          66,100              --
    11 sales transactions..............................        --      35,539      34,102          35,539           1,437
Fidelity Intermediate Bond Fund
    69 purchase transactions...........................    40,772          --      40,772          40,772              --
     8 sales transactions..............................        --      22,158      22,116          22,158              42
Fidelity Daily Income Trust
    70 purchase transactions...........................    56,098          --      56,098          56,098              --
     6 sales transactions..............................        --      12,467      12,467          12,467              --

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 22, 1996 included in the financial statements and exhibits required by Form 11-K Annual Report for the Hubbard Farms, Inc. Employee Savings Plan into Merck & Co., Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-50667, 33-51235, 33-53463, 33-64273 and 33-64665) and on Form S-3
(Nos. 33-60322, 33-39349, 33-51785 and 33-57421). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 21, 1996